UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Check the appropriate box:

     [     ]     Preliminary Proxy Statement

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     [  X ]     Definitive Proxy Statement

     [     ]     Definitive Additional Materials

     [     ]     Soliciting Material Pursuant to 240.14a-12

FIDELITY D&D BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     [  X ]     No filing fee required

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[FIDELITY D&D BANCORP, INC. LETTERHEAD]

April 5, 2002

Dear Fellow Shareholders of Fidelity D&D Bancorp, Inc.:

     On behalf of the Board of Directors, we are pleased to invite you to attend our Annual Meeting of Shareholders of Fidelity D&D Bancorp, Inc. (the "company") to be held on Tuesday, May 7, 2002 at 3:00 p.m., Eastern Daylight Time, at the main office, at Blakely and Drinker Streets, Dunmore, PA 18512. At the annual meeting, you will have the opportunity to ask questions and to make comments. Enclosed with this proxy statement are your proxy and the company's 2001 Annual Report.

     The principal business of the meeting is to elect 3 Class B Directors; to approve and adopt the Fidelity D &D Bancorp, Inc. 2002 Employee Stock Purchase Plan; to ratify the selection of the independent auditors for 2002; and to transact any other business that is properly presented at the annual meeting. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.

     We are delighted you have chosen to invest in the company, and we hope that, whether or not you plan to attend the annual meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided. The prompt return of your proxy will save the Company expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

     We look forward to seeing you on May 7, 2002, at the company's annual meeting.

Sincerely,

/s/  Micheal F. Marranca                                               /s/   Joseph J. Earyes
   --------------------------------                                       ------------------------------
     Michael F. Marranca                                                     Joseph J. Earyes
     President and Chairman of the Board                                     Executive Vice President and
                                                                             Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2002

TO THE SHAREHOLDERS OF FIDELITY D&D BANCORP, INC.:

     NOTICE IS HEREBY GIVEN that Fidelity D&D Bancorp, Inc. will hold its Annual Meeting of Shareholders on Tuesday, May 7, 2002 at 3:00p.m., Eastern Daylight Time, at the main office of Fidelity D&D Bancorp, Inc., at Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, to consider and vote upon the following proposals:

  Election of 3 Class B Directors to serve for a three-year term and until their successors are properly elected and qualified;
  Approval and adoption of the Fidelity D&D Bancorp, Inc. 2002 Employee Stock Purchase Plan;
  Ratification of the selection of Parente Randolph, P.C., Certified Public Accountants, as independent auditors for the company for the fiscal year ending December 31, 2002; and
  The transaction of any other business properly before the annual meeting and any adjournment or postponement of the meeting.

     Shareholders, as of close of business on March 15, 2002, are entitled to notice of the meeting and may vote at the annual meeting, either in person or by proxy.

     Management welcomes your attendance at the annual meeting. Whether or not you expect to attend the annual meeting in person, we ask you to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save expenses involved in further communications. Even if you return a proxy, you may vote in person if you give written notice to the Secretary of the company and attend the annual meeting. Promptly returning your completed proxy will ensure that your shares are voted in accordance with your wishes and will guarantee the presence of a quorum.

The Board of Directors is distributing this proxy statement, form of Proxy, and Fidelity D&D Bancorp, Inc. 2002 Annual Report on or about April 5, 2002

                                                                        By Order of the Board of Directors,

                                                                        /s/ John F. Glinsky, Jr.
                                                                            --------------------------------
                                                                            John F. Glinsky, Jr.
                                                                            Secretary

Dunmore, Pennsylvania
April 5, 2002
FIDELITY D&D BANCORP, INC.

Blakely and Drinker Streets
Dunmore, Pennsylvania 18512

OTC BB TRADING SYMBOL: FDBC

PROXY STATEMENT FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD MAY 7, 2002

The company is mailing this proxy statement to shareholders
On or about April 5, 2002

TABLE OF CONTENTS
                                                                                               PAGE

GENERAL INFORMATION                                                                              1
         Date, Time and Place of the Annual Meeting                                              1
         Description of the Company                                                              1

VOTING PROCEDURES                                                                                1
         Solicitation and Voting of Proxies                                                      1
         Quorum and Vote Required for Approval                                                   2
         Revocability of Proxy                                                                   3
         Methods of Voting                                                                       3

PROPOSAL NO. 1  ELECTION OF DIRECTORS                                                            4
         Qualification and Nomination of Directors                                               4

BOARD OF DIRECTORS AND MANAGEMENT                                                                5
         Governance                                                                              5
         Information as to Directors and Nominees                                                5
         Family Relationships                                                                    7
         Executive Officers of the Company                                                       7
         Certain Other Officer                                                                   7
         Committees of the Company's and Bank's Board of Directors                               8
         Audit Committee Report                                                                  9
         Compensation of Directors                                                              11
         Nominating Directors                                                                   11

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK BY
         SIGNIFICANT SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS                             12

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                                         14

CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT                                 15
         Disposition of Asset                                                                   15

EXECUTIVE COMPENSATION                                                                          16
         Summary Compensation Table                                                             16
         Stock Option Grants in Fiscal Year 2001                                                17
         Exercises of Stock Options in Fiscal Year 2001 and Fiscal Year-End Option Values       17
         Employment Agreement with Joseph J. Earyes                                             18

HUMAN RESOURCES/COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
         Chief Executive Officer Compensation                                                   19
         Executive Officers                                                                     19

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION                                     20

SHAREHOLDER PERFORMANCE GRAPH                                                                   21

PROPOSAL NO. 2: APPROVAL AND ADOPTION OF THE FIDELITY D & D
BANCORP, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN                                                 22

PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT AUDITORS                                            25

LEGAL PROCEEDINGS                                                                               25

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING                                                   26

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING                                           26

ADDITIONAL INFORMATION                                                                          26

APPENDIX A        THE FIDELITY D & D BANCORP, INC. 2002 EMPLOYEE STOCK
                           PURCHASE PLAN

GENERAL INFORMATION

Date, Time and Place of the Annual Meeting

     Fidelity D&D Bancorp, Inc. is furnishing this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the company. The annual meeting will be held at the main office of Fidelity D&D Bancorp, Inc., Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, on Tuesday, May 7, 2002 at 3:00 p.m., Eastern Daylight Time. The telephone number for the company is (570) 342-8281. Please direct all inquiries to Michael F. Marranca, President of the company.

Description of the Company

     Fidelity D&D Bancorp, Inc., a Pennsylvania company and registered bank holding company, was organized in 1999 and became the holding company for The Fidelity Deposit and Discount Bank on June 30, 2000. Effective June 27, 2001, the company elected financial holding company status. The Fidelity Deposit and Discount Bank, its wholly-owned, sole subsidiary, was formed in 1902 as a commercial banking institution under the laws of Pennsylvania. In 1997, the bank became a bank and trust company. The bank offers a full range of traditional banking services, a trust department, and alternative financial products.

     The Board of Directors encloses a copy of the annual report for the fiscal year ended December 31, 2001, with this proxy statement. You may obtain additional copies of the company's annual report for the 2001 fiscal year at no cost by contacting Robert P. Farrell, Treasurer, Fidelity D&D Bancorp, Inc., Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, telephone (570) 342-8281.

     We have not authorized anyone to provide you with information. You should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information you will need to make your decision to vote, events may occur at Fidelity D&D Bancorp, Inc. subsequent to printing this proxy statement that might affect your decision or value of your stock.

VOTING PROCEDURES

Solicitation and Voting of Proxies

     The Board of Directors is sending this proxy statement and proxy form to shareholders on or about April 5, 2002. The Board of Directors of Fidelity D&D Bancorp, Inc. solicits this proxy for use at the 2002 Annual Meeting of Shareholders of Fidelity D&D Bancorp, Inc. The directors, officers and other employees of the company or the bank may solicit proxies in person or by telephone, telecopy, telegraph or mail, but only for use at the 2002 Annual Meeting. The company will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the company sends to shareholders. The company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the owners of stock held by these persons. The company will reimburse these persons for their reasonable forwarding expenses.

     Only shareholders of record as of the close of business on Friday March 15, 2002, the voting record date, may vote at the annual meeting. On all matters to come before the annual meeting, shareholders may cast one vote for each share held. Cumulative voting rights do not exist with respect to the election of directors.

     By properly completing a proxy, the shareholder appoints the proxy holders named on the proxy form to vote his or her shares as specified on the proxy. Any proxy not specifying to the contrary will be voted as follows:

         FOR the election of Samuel C. Cali, Mary E. McDonald and David L. Tressler, Sr. as Class B Directors of the company for terms expiring in 2005;

         FOR the approval and adoption of the Fidelity D&D Bancorp, Inc. 2002 Employee Stock Purchase Plan; and

         For the ratification of the selection of  Parente Randolph, P.C., Certified Public Accountants, as the independent auditors of the company for the 2002 fiscal year.

     If a shareholder is a participant in the Fidelity D&D Bancorp, Inc. Dividend Reinvestment Plan, the enclosed proxy will also serve as a proxy for the shares held in the plan. The Fidelity Deposit and Discount Bank, as the administrator of the plan, will not provide plan participants with separate proxies covering the shares held in the Dividend Reinvestment Plan. Each holder of common stock is entitled to one vote, in person or by proxy, for each whole share of common stock held as of the record date. If your proxy is signed but does not indicate your voting preferences, the plan agent will vote your shares in favor of the proposals and for all nominees. If you do not return a proxy, your shares will not be voted.

Quorum and Vote For Approval

     The company's Articles of Incorporation authorize the issuance of up to 10,000,000 shares of common stock. At the close of business on March 15, 2002, the company had issued and outstanding 1,822,147.75 shares of common stock, without par value. The company's Articles of Incorporation also authorize the issuance of up to 5,000,000 shares of preferred stock. The company has not issued any preferred stock.

     To hold the annual meeting, a "quorum" of shareholders must be present. Under Pennsylvania law and bylaws of the company, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. The company will not count broker non-votes in determining the presence of a quorum. A broker non-vote occurs when a broker nominee, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. Those shareholders present, in person or by proxy, may adjourn the meeting to another time and place if a quorum is lacking.

     Assuming the presence of a quorum, the nominees in each class of directors receiving the highest number of votes, cast by shareholders entitled to vote for the election of directors, shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for a nominee. The company's Articles of Incorporation do not permit cumulative voting in the election of directors.

     Assuming the presence of a quorum, a majority of votes cast at the meeting shall be required to approve and adopt the Fidelity D&D Bancorp, Inc. 2002 Employee Stock Purchase Plan and to ratify the selection of the independent auditors. Abstentions and broker non-votes are not deemed to constitute votes cast and, therefore, do not count either for or against ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

Revocability of Proxy

     Shareholders who sign and return proxies to the company may revoke them at any time before they are voted by:

  Delivering written notice of revocation to John F. Glinsky, Jr., Secretary of Fidelity D&D Bancorp, Inc., at Blakely and Drinker Streets, Dunmore, Pennsylvania 18512;
  Delivering a properly executed proxy bearing a later date to John F. Glinsky, Jr., Secretary of Fidelity D&D Bancorp, Inc., at Blakely and Drinker Streets, Dunmore, Pennsylvania 18512; or
  Attending the meeting and voting in person, after giving written notice to John F. Glinsky, Jr., Secretary of the company.
You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please call John F. Glinsky, Corporate Secretary, at (570) 342-8281.

Methods of Voting

     Voting by Proxy

  Mark your selections.
  Date your proxy and sign your name exactly as it appears on your proxy.
  Mail to Fidelity D&D Bancorp, Inc. in the enclosed, postage-paid envelope.

     Voting in Person

  Attend the annual meeting and show proof of eligibility to vote.
  Obtain a ballot.
  Mark your selections.
  Date your ballot and sign your name exactly as it appears in the transfer books of the company.
ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

Qualification and Nomination of Directors

     The company's by-laws provide that the Board of Directors consist of at least 3 directors and classified into 3 classes. Each class is elected for a term of three years. Accordingly, the terms of the classes expire at successive annual meetings. The Board may fix the number of directors and their respective classifications within the foregoing limits. A majority of the Board may also fill vacancies on the Board, and the person appointed to fill the vacancy serve, until the expiration of the term of office of the class of directors to which he or she was appointed.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ELECT THE 3 NOMINEES LISTED BELOW AS CLASS B DIRECTORS OF THE COMPANY

     Currently, Class A consists of 4 directors, Class B consists of 3 directors, and Class C consists of 3 directors. Shareholders will elect 3 Class B directors at the annual meeting to serve for a 3 year term that expires at the company's annual meeting in the year 2005.

     The proxy holders will vote the proxies for the election of each of the nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until his or her death, resignation or retirement.

     The Board of Directors is proposing the following nominees for election as Class B Directors at the annual meeting:

  Samuel C. Cali
  Mary E. McDonald
  David L. Tressler, Sr.

     The Board of Directors recommends a vote FOR the election of the above named nominees for directors.

BOARD OF DIRECTORS AND MANAGEMENT

Governance

     The Board of Directors of Fidelity D&D Bancorp, Inc. oversees all business, property and affairs of the company. The Chairman and officers keep the members of the Board informed of the company's business through the discussions at Board meetings and by providing materials to them. The directors of the company also serve as the directors of The Fidelity Deposit and Discount Bank, pursuant to election by the bank's sole shareholder, Fidelity D&D Bancorp, Inc. During fiscal 2001, the Board of Directors of the company held 31 meetings. The Board of Directors of the bank held 31 regular meetings and one annual meeting.

     Each of the directors attended at least 75% of the total number of Board of Directors' meetings and committee meetings for the company and 75% of the Board of Directors' meetings and committee meetings for the bank.

Information as to Directors and Nominees

     The following biographies contain selected information with respect to the directors of the company. The information includes each person's age as of March 15, 2002, and principal occupation for at least the past 5 years.

Nominee and Current Class B Directors (to serve until 2005 if re-elected)

Samuel C. Cali

     Mr. Cali, age 85, has been a director of the company since 1999. Mr. Cali served as Chairman of the board of directors of the company from 1999 to October of 2001. Mr. Cali is the retired proprietor of S.C. Cali Agency, an insurance agency located in Dunmore, Pennsylvania. He has been a director of the bank since 1958 and served as Chairman of the bank's board of directors from June 1986 to October 2001.

Mary E. McDonald

     Mrs. McDonald, age 68, has been a director of the company since 2000. She has been a member of the bank's board of directors since 2000. Mrs. McDonald is a retired educator.

David L. Tressler, Sr.

     Mr. Tressler, age 65, has been a director of the company since 1999. Mr. Tressler has been a member of the bank's board of Directors since 1998. He is the Executive Director and Chief Executive Officer of Northeastern Pennsylvania Physicians Organization in Clarks Summit, Pennsylvania, and a former Executive Director for the Center For Public Initiatives in Scranton, Pennsylvania.

Current Class A Directors (to serve until 2003)

Paul A. Barrett, Esquire

     Mr. Barrett, age 69, has been a director of the company since 1999. Mr. Barrett has served as a member of the bank's board of directors since 1988. Mr. Barrett is an attorney with the firm of O'Malley, Harris, Durkin and Perry, P.C., in Scranton, Pennsylvania.

John T. Cognetti

     Mr. Cognetti, age 52, has been a director of the company since 1999. He has served as a member of the bank's board of directors since 1988. Mr. Cognetti is President of The Hinerfeld Realty Co. in Scranton, Pennsylvania, and the former Chief Executive Officer of Cognetti Enterprises, Inc., a real estate holding company, now dissolved.

John F. Glinsky, Jr.

     Mr. Glinsky, age 71, has been a director and Secretary of the company's board of directors since 1999. He has also served as a member of the bank's board of directors since 1972. He has served as Secretary of the board of directors of the bank since August 1981. Mr. Glinsky is the proprietor and Funeral Director of John F. Glinsky Funeral Home in Throop, Pennsylvania.

Michael J. McDonald, Esquire

     Mr. McDonald, age 47, has been a director of the company since 1999. Mr. McDonald has served as a member of the bank's board of directors since 1994. He is an attorney with the firm of Foley, McLane, Foley, McDonald and MacGregor in Scranton, Pennsylvania.

Current Class C Directors (to serve until 2004)

Brian J. Cali

     Mr. Cali, age 49, has been a director of the company since February of 2001. Mr. Cali has served as a member of the bank's board of directors since February of 2001. He is a self-employed attorney practicing in Dunmore.

Patrick J. Dempsey

     Mr. Dempsey, age 68, has been a director of the company since 1999. Mr. Dempsey has also served as a member of the bank's board of directors since 1985. He is the Chief Executive Officer of Dempsey Uniform & Linen Supply, Inc. and the retired President and General Manager of Gonzaga Realty, Inc., both located in Dunmore, Pennsylvania.

Michael F. Marranca

     Mr. Marranca, age 69, has been a director of the company since 1999. Mr. Marranca was appointed Chairman of the company's Board of Directors in October of 2001. Since 1999, he serves as the company's President and served as the company's CEO from 1999 through April of 2001. Mr. Marranca has served as a member of the bank's board of directors since 1976. Mr. Marranca was appointed Chairman of the bank's Board of Directors in October of 2001. He has been employed by the bank since 1967 and served as the bank's President since 1988. Mr. Marranca served as the bank's CEO from 1988 through April of 2001.

Family Relationships

     Director Mary E. McDonald is the aunt of Director Michael J. McDonald. Director Brian J. Cali is the son of Samuel C. Cali, Chairman Emeritus.

Named Executive Officers of the Company

     Joseph J. Earyes, 45, has been Executive Vice President and Chief Executive Officer of the company and bank since April of 2001. Prior to that date, Mr. Earyes was the President and Chief Operating Officer of Pennstar Financial Services, Inc.

     Robert P. Farrell, 48, has been Treasurer of the company since 1999. Mr. Farrell has also been employed by the bank since 1987 and has served as Cashier and Comptroller of the bank since 1989.

Certain Other Officers

     Daniel J. Santaniello, 36, has been Executive Vice President and Chief Operating Officer of the bank since July of 2001. Prior to that date, Mr. Santaniello was Senior Vice President of Retail Sales and Administration at Pennstar Bank from September of 2000 until he joined the bank in 2001. Prior to September of 2000 Mr. Santaniello served in a variety of capacities with Lake Ariel Bank.

     Eugene J. Walsh, 37, has been Vice President and Chief Credit Officer of the bank since October of 2001. Prior to that date, Mr. Walsh was a Vice President and Commercial Loan Officer with PNC Bank. Prior to June of 2000, Mr. Walsh served in a variety of capacities with PNC Bank.

Committees of the Company's and Bank's Boards of Directors

     During 2001, the company's Board of Directors maintained 3 standing committees, and the bank's Board of Directors maintained 8 standing committees. The function of each of these committees is described below. Michael F. Marranca, Chairman of the Board of both the company and bank, serves as the Chairman of all committees with the exception of the Audit Committee, chaired by Samuel C. Cali.

Committees of the Company's Board of Directors

AUDIT: This committee reviews auditing, accounting, financial reporting, internal and external control functions. It recommends our independent accountant and reviews their services.

EMPLOYEE STOCK INCENTIVE: This committee determines which key employees are eligible for participation in the company’s stock option plan. This committee will also administer the company’s Employee Stock Purchase Plan submitted for shareholders approval.

NOMINATING: this committee nominates qualified members to the Board of Directors.

Committees of the Bank's Board of Directors

ASSET/LIABILITY (ALCO): This committee monitors and helps maintain the bank’s risk position with respect to assets and liabilities and recommends allocation of funds for interest rate sensitivity, time deposits, liquidity, federal funds, loans investments and tax positioning. It reviews the Asset/Liability Policy, develops procedures, and recommends policy changes. It also serves as the bank’s Investment Committee.

AUDIT/COMPLIANCE: This committee reviews auditing, accounting, financial reporting, regulatory compliance, internal and external control functions. It recommends our independent accountant and reviews their services.

CREDIT ADMINISTRATION: This committee analyzes a comprehensive set of credit administration reports that provide detailed information relating to the overall quality of the loan portfolio.

EXECUTIVE: This committee acts with limited powers on behalf of the Board whenever the Board is not in session. It meets only as needed and acts only by unanimous vote. If any non-employee director wants a matter to be addressed by the Board rather than the Executive Committee, then such matter is submitted to the Board.

HUMAN RESOURCES/COMPENSATION: This committee assures equitable employment exchange by ensuring that sound human resources management systems are developed and maintained.

LOAN: This committee oversees the lending activities of the bank to ensure compliance with regulatory requirements. It reviews loan applications and makes recommendations to management.

TRUST/401K/ INVESTMENTS: This committee reviews the Bank Trust Department’s policies, performance, compliance and profitability. It exercises fiduciary discretion in making decisions and advising trust management when requested. The committee also reviews the performance of the bank’s profit sharing plan and the sales performance of the bank’s Investment Services Division.

                                                            EMPLOYEE                                            TRUST/
                           AUDIT*               CREDIT       STOCK                 HUMAN                         401K/
                           COMPL.      ALCO      ADM.       INCENT.      EXEC.     RESCS.     LOAN    NOM.*     INVEST.
                           -------     ----      ----       -------      -----     ------     ----    ------    -------

Paul A. Barrett               X         X         X                                  X         X        X          X
Samuel C. Cali                X         X         X            X           X         X         X        X          X
Brian J. Cali                 X         X         X                                  X         X        X
John T. Cognetti              X         X         X            X                     X         X        X
Patrick J. Dempsey            X         X         X            X                     X         X        X          X
John F. Glinsky, Jr.          X         X         X                                  X         X        X
Michael F. Marranca                     X         X                        X         X         X        X          X
Mary E. McDonald              X         X         X                                  X         X        X          X
Michael J. McDonald           X         X         X            X           X         X         X        X
David L. Tressler, Sr.        X         X         X                                  X         X        X
        Meetings
      Held in 2001            5         2         5            1           0         0         31       1          5

* Refers to both the Audit and Nominating Committee of the company and of the bank.

Audit Committee Report

     The Audit Committee oversees the company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the annual report for fiscal year 2001 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion of the conformity of those audited financial statements with generally accepted accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has reviewed and discussed with the independent auditors the auditors' independence from management and the company, including the matters in the independent auditors' written disclosure and letter received by the Committee, as required by the Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committee).

     The Committee discussed with the company's internal and independent auditors the overall scope and plans for their respective audits of the 2001 financial statements. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal controls and the overall quality of the company's financial reporting. The Committee discussed with the independent auditors any matters required to be discussed by statement on Auditing Standards No. 61 (Communication on Audit Committees). The Committee held four meetings during the fiscal year 2001.

     Based upon the review and discussions referred to above, the Audit Committee's review of management's representations, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2001, be included in the company's Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

     Aggregate fees billed to the company and the bank by Parente Randolph, P.C., the independent auditors, for services rendered during the year ended December 31, 2001, were as follows:

         Audit Fees                                                                     $50,937.00

         Financial Information Systems Design and Implementation Fees               $         0.00

         All other fees                                                                 $29,291.00

     The Committee has considered whether the independent accountants' provision of non- audit services is compatible with maintaining the independent auditors' independence.

     The Audit Committee is comprised of 9 directors, all of whom are considered "independent" as defined in the National Association of Securities Dealers' listing standards.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The foregoing report has been furnished by the current members of the Audit Committee.

                                    Members of the Audit Committee

                           Paul A. Barrett           John F. Glinsky, Jr.
                           Brian J. Cali             Mary E. McDonald
                           Samuel C. Cali            Michael J. McDonald
                           John T. Cognetti          David L. Tressler, Sr.
                           Patrick J. Dempsey
Compensation of Directors

     Directors receive no remuneration for attendance at meetings of the company's Board of Directors. However, the bank pays each non-employee member of its Board a regular quarterly fee. During 2001, the bank paid a quarterly retainer of $7,000 to each non-employee bank director for his or her services. The bank does not compensate employee directors for attendance at Board of Directors meetings or committee meetings. Directors must attend at least two meetings per month from three regularly scheduled Board or committee meetings. The bank paid a bonus of $2000 to each non-employee director for fiscal year 2001. In the aggregate, the bank paid its directors $275,000 for all services rendered in 2001.

     In addition, under the 2000 Independent Directors Stock Option Plan, non-employee directors of the company were eligible to receive stock option awards during 2002. On January 2, 2001, the company awarded its non-employee directors, in the aggregate, options to purchase 4,500 shares of common stock at an exercise price of $36.50.

Nominating Directors

     The company's Nominating Committee selects individuals for nomination by the Board of Directors of the company. Under section 9.1 of the company's by-laws, shareholders may also nominate individuals for the position of director. The shareholder must notify the Secretary of the company in writing no less than 60 days prior to the date of the Annual Meeting of Shareholders. The notice should contain the following information:

  The proposed nominee's name and address;
  The proposed nominee's age;
  The number of shares of the company owned by the proposed nominee;
  The total number of shares that to the knowledge of the notifying shareholder will be voted for the proposed nominee;
  The name and residence address of the notifying shareholder; and
  The number of shares of the company owned by the notifying shareholder.

     You may obtain a copy of the company's by-laws by writing John F. Glinsky, Jr., Secretary, Fidelity D&D Bancorp, Inc., Blakely and Drinker Streets, Dunmore, Pennsylvania 18512.

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK BY PRINCIPAL SHAREHOLDERS DIRECTORS AND EXECUTIVE OFFICERS

     As of March 15, 2002, we know of no shareholder who owns more than 5% of the Company's outstanding common stock, either on the Company's records or indirectly as a "beneficial" owner.

     The following table provides information, as of March 15, 2002, with respect to the following beneficial owners of the Company's common stock:

  Each director of the company
  All company executive officers and directors as a group.

     We determined beneficial ownership by applying the General Rules and Regulations of the SEC, which state that a person may be credited with the ownership of common stock:

  Owned by or for the person’s spouse, minor children or any other relative sharing the person’s home; · Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and · Of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.
  Also, a person who has the right to acquire shares within 60 days after March 15, 2002, will be considered to own the shares. As of March 15, 2002 the number of common stock issued and outstanding was approximately 1,822,147.75. The calculation of percentages is based upon this number, plus 17,800 shares of common stock subject to exercisable options for a total of 1,839,947.75 shares.

                                                                    Amount and Nature of          Percentage of Company's
        Name of Individual and                                    Beneficial Ownership of        Common Stock Beneficially
        Position with Company                                    Company's Common Stock (1)                Owned

        Paul A. Barrett                                                 37,793 (2)                        2.05%
             Director

        Samuel C. Cali                                                  54,012 (3)                        2.94%
             Chairman Emeritus, Director, and
             Nominee

        Brain J. Cali                                                   44,750 (4)                        2.43%
             Director

        John T. Cognetti                                                 7,775 (5)                           *
             Director

                                                                    Amount and Nature of          Percentage of Company's
        Name of Individual and                                    Beneficial Ownership of        Common Stock Beneficially
        Position with Company                                    Company's Common Stock (1)                Owned

        Patrick J. Dempsey                                              35,233 (6)                         1.91%
             Vice Chairman of the Board and
             Director

        John F. Glinsky, Jr                                             35,525 (7)                         1.93%
             Secretary and Director

        Michael F. Marranca                                             51,051 (8)                         2.77%
             President, Chairman of the Board, and Director

        Mary E. McDonald                                                80,557 (9)                         4.38%
             Director and Nominee

        Michael J. McDonald                                             50,670(10)                         2.75%
             Director

        David L. Tressler, Sr.                                           7,756(11)                            *
             Director and Nominee

        Joseph J. Earyes                                                   431(12)                            *
             Executive Vice President and CEO

        Robert P. Farrell                                                1,319(13)                            *
              Treasurer

        All Officers and Directors as a Group (10                      406,872                            22.11%
        Directors, 3 Officers, 12 persons in total)

*Represents beneficial ownership of less than 1% of the bank's common stock.
  Information furnished by the directors and the company.
  Figure includes 976 shares held solely by Mr. Barrett, 9,470 shares held solely by Mr. Barrett in an IRA, 2,005 shares held jointly by Mr. Barrett and his spouse, 2,146 shares held by Mr. Barrett’s spouse, 21,696 shares held as Trustee and co-owner of the Estate of Mildred Barrett, and 1500 exercisable options.
  Figure includes 48,522 shares held in the S.C. Cali Revocable Trust, 300 shares held jointly Mr. Cali and his spouse, 3,690 shares held in Jane Cali’s Revocable Trust, and 1500 exercisable stock options.
  Figure includes 34,089 shares held solely by Mr. Cali, 4,025 held by Mr. Cali in a self-employed retirement trust, 3,393 shares held jointly by Mr. Cali and his children, 3,243 shares held by Mr. Cali's children.
  Figure includes 200 shares held solely by Mr. Cognetti in an IRA, 2963 shares held jointly by Mr. Cognetti and his spouse, 1,215 shares held by Mr. Cognetti’s spouse, 1,897 shares held by Mr. Cognetti’s spouse and children, and 1500 exercisable stock options.

  Figure includes 4,000 shares held solely by Mr. Dempsey, 21,096 shares held by Mr. Dempsey's spouse, 8,637 shares held by Mr. Dempsey's children, and 1500 exercisable stock options.
  Figure includes 12,408 shares held solely by Mr. Glinsky, 19,997 shares held jointly by Mr. Glinsky and his spouse, 1,300 shares held jointly by Mr. Glinsky and his children, 240 shares held by Mr. Glinsky’s spouse and children, 80 shares held by Mr. Glinsky’s spouse and grandchild and 1500 exercisable stock options.
  Figure includes 16,393 shares held solely by Mr. Marranca, 1,656 shares held solely by Mr. Marranca in an IRA, 28,902 shares held by Mr. Marranca’s spouse, 2,000 shares held by Mr. Marranca’s spouse and grandchildren and 2100 exercisable stock options.
  Figure includes 80,057 shares held solely by Mrs. McDonald and 500 exercisable stock options.
  Figure includes 40,216 shares held solely by Mr. McDonald, 7,624 shares held by Mr. McDonald’s spouse, 826 shares held by Mr. McDonald’s spouse and children, 504 shares held by Mr. McDonald’s children, and 1500 exercisable stock options.
  Figure includes 903 shares held solely by Mr. Tressler, 487 shares held jointly by Mr. Tressler and his spouse, 935 shares held in trust by Mr. Tressler’s spouse and child, 3,554 shares held jointly by Mr. Tressler in trust with his son, 275 shares held jointly by Mr. Tressler and his daughter, 102 shares held jointly by Mr. Tressler and his grandchildren, and 1500 exercisable stock options.
  Figure includes 431 shares held by jointly by Mr. Earyes and his spouse.
  Figure includes 119 shares held jointly by Mr. Farrell with his spouse and 1200 exercisable stock options.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 require the company's officers and directors, and persons who own more than 10% of the registered class of the company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the bank with copies of all filed Section 16(a) forms. The Board of Directors knows of no persons who own greater than 10% of the company's outstanding common stock.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the period from January 1, 2001, through December 31, 2001, all officers and directors were in compliance with all filing requirements applicable to them.

CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS
WITH MANAGEMENT

     Except as described below, the bank has not entered into and does not intend to enter into any material transactions with any director or executive officer of the company and/or bank or their associates.

     Some of our directors and officers and the companies with which they are associated had banking transactions with the bank in the ordinary course of its business during the first six months of 2001, and the bank expects to continue such banking transactions in the future.

     Total loans outstanding from the bank at December, 2001, to the company's/bank's officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more, amounted to $5,775,589.84 or approximately 14.38% of the total equity capital of the bank. The bank made these loans in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and they did not involve more than the normal risk of collection or present other unfavorable features.

     The largest total amount of indebtedness outstanding during 2001 to the above described group was approximately $7,092,014.10. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 2002, to the above group was approximately $5,981,323.46. This amount may not include loans to immediate family members.

     The bank paid a total of $4,449.95 in 2001 to the law firm of O'Malley, Harris, Durkin and Perry, P.C. for legal services performed on behalf of the bank. The bank paid a total of $4,609.43 to the law firm of Ufberg, Tressler & Sileo, L.L.P. for legal services performed on behalf of the bank. Further, in 2001, the bank paid $19,290.55 to Dempsey Uniform & Supply, Inc. for linens for the bank. All of these products and services were sold or provided according to the customary price or fee schedule of the seller or service provider.

Disposition of Asset

The bank has contracted to sell two residential properties acquired in 1993 for the purpose of future expansion. The properties are located at 124 N. Abington Road and 106 Fairview Road, Clarks Green, Pennsylvania. The bank was unsuccessful in obtaining a zoning variance required for the placement of a community branch office on the properties. Accordingly, the bank believes that it is appropriate to dispose of the properties at this time.

The sale price of $225,000 is believed to be reasonable based upon the local real estate market and the fact that the bank's current carries the properties at a value $218, 609.73.

The properties are being sold to James M. Tressler, 135 Belmont Avenue, Clarks Summit, Pennsylvania 18411 and Michael J. Cestone, 1410 Huntington Lane, Dalton, Pennsylvania 18414.

James M. Tressler, Esq., provides legal services for the bank on a fee for service basis and is the son of Director David L. Tressler, Sr.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides the annual compensation for services in all capacities to the bank for the fiscal years ended December 31, 2001, 2000, and 1999, for those persons who were at December 31, 2001,

  The President and Chief Executive Officer, and
  The 4 other most highly compensated executive officers of the bank to the extent such person’s total annual salary and bonus exceeded $100,000.

Summary Compensation Table

                                      Annual Compensation                            Long-Term Compensation
                                      -------------------                            ----------------------
                                                                                Awards                   Payouts
                                                                                ------                   -------
                  (a)            (b)        (c)         (d)          (e)         (f)          (g)          (h)       (i)
                                                                                          Securities
                                                                    Other     Restricted  Underlying                   All other
                                                                   Annual       Stock      Options/        LTIP      Compen-sation
          Name and Principal              Salary       Bonus     Compensation  Award(s)      SARs        Payouts         ($)
               Position          Year       ($)         ($)                      ($)          (#)          ($)
               --------          ----       ---         ---      ------------    ---          ---          ---       ------------

         Michael F. Marranca    2001      202,000      12,000         0           0           700           0         32,971(1)
         President              2000      187,000      8,000          0           0           700           0         26,312(1)
                                1999      181,000      25,000         0           0           700           0         29,394(1)

         Joseph J. Earyes,      2001      100,948      10,000     1,078(2)        0            0            0          8,943(3)
         Executive Vice
         President and Chief
         Executive Officer
  Figure includes the bank’s contributions to the 401(k) and deferred profit sharing plan of approximately $16,100, $16,181, and $18,934 on behalf of Mr. Marranca for 2001, 2000, and 1999, respectively. It also includes membership dues of $8,397, $8,577 and $9,237 paid on behalf of Mr. Marranca in 2001, 2000 and 1999, respectively. In addition to annual salary, Mr. Marranca receives some or all of the following benefits: medical, dental, life and disability insurance, and other customary benefits. Figure includes payments made by the bank, on behalf of Mr. Marranca, of $8,474, $6,921, and $3,704 in 2001, 2000, and 1999, respectively.
  Figure includes $1,078 representing the personal use value of a company-owned automobile.
  Figure includes membership dues of $2,875 in 2001. In addition to annual salary, Mr. Earyes receives some or all of the following benefits: medical, dental, life and disability insurance, and other customary benefits. Figure includes payments made by bank on behalf of Mr. Earyes, of $6,068, in 2001.

Grants Options and Stock Appreciation Rights in Fiscal Year 2001

     The following table sets forth certain information for any stock options which the bank granted the executives named in the "Summary Compensation Table" during 2001:

Option/SAR Grants in Fiscal Year 2001

                                                              Individual Grants
                                                              -----------------
                                                                                                    Potential Realizable Value at
                                                                                                    Assumed Annual Rates of Stock
                                                                                                       Price appreciation for
                         Individual Grants                                                                 Option Term(2)
                         -----------------                                                                 --------------

                       Number of Securities   % of Total Options/ Exercise or
                      Underlying Options/SARs   SARs Granted to    Base Price   Expiration
Name                        Granted (#)       Employees in Fiscal    ($/Sh)        Date     5% (2)             10% (2)
----                        -----------                              ------        ----     ------             -------
                                                     Year
                                                     ----
(a)                             (b)                   (c)             (d)          (e)        (f)                (g)

Michael F. Marranca           700 (1)               24.14%           $36.50      01/02/11   18,149             47,347
President
  Options were granted on January 2, 2001 under the 2000 Stock Incentive Plan and became exercisable after July 2, 2001.
  Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gain, if any, on the exercise of stock options will depend on the future performance of the common stock, the option holder’s continued employment throughout the option period, and the date on which the options are exercised.

Exercises of Stock Options in Fiscal Year 2001 and Fiscal Year-End Option Values

     The following table sets forth certain information relating to stock options held by the executives named in the "Summary Compensation Table." As noted below, no named executive exercised his stock options in 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-end Option/SARValues(1)

                                                             Number of Securities Underlying   Value of Unexercised in-the-
                          Shares                               Unexercised Options/SARs at     Money Options/SARs at FY-End
                         Acquired                                       FY-End (#)                          ($)
        Name          on Exercise (#)   Value Realized ($)      Exercisable/Unexercisable        Exercisable/Unexercisable
        ----          ---------------   ------------------      -------------------------        -------------------------
        (a)                 (b)                (c)                         (d)                              (e)

Michael F. Marranca          0                  0                       2100/0 (2)                     $6,909/0 (3)
President
  A "SAR" is a stock appreciation right. The bank has not granted any SAR's.

  Options were granted on January 4, 1999 and January 3, 2000, under the 1998 Stock Incentive Plan, and became exercisable after July 4, 1999 and July 3, 2000, respectively. Options were granted on January 2, 2001 under the 2000 Stock Incentive Plan, and became exercisable after July 2, 2001.
  The exercise price for the options is $31.00 per share, $35.125 per share, and $36.50 per share, respectively. The market value of the bank’s stock as of December 31, 2001 was $37.50 per share.
Employment Agreement with Joseph J. Earyes

     The company and the bank entered into a 3-year employment agreement with Mr. Earyes, the Executive Vice President and Chief Executive Officer of the company and the bank.

     The agreement provides for a base Annual Direct Salary of $150,000 for the first year of employment and subsequent increases to $175,000 and $192,500 for the second and third years of employment. After the year 2003, Annual Direct Salary shall be reviewed annually by the Board of Directors of the company and bank and taking into account the position and duties of Mr. Earyes and the performance of the company and bank under Mr. Earyes' leadership. The agreement also provides for a guaranteed bonus of $20,000 for 2001. Additional compensation by way of bonuses or fringe benefits may be established from time to time by appropriate action of the Board of Directors.

     The Agreement may be terminated by the company or bank with or without cause ("cause" is defined in the agreement), or upon the death, disability, retirement or resignation of Mr. Earyes. In the event that Mr. Earyes' is terminated with cause the company or bank shall pay Mr. Earyes a lump sum equal to his full Annual Direct Salary from the date of termination through the last day of the term of the Agreement or an amount equal to his then current Annual Direct Salary, whichever is less.

If a “change in control” (as defined in the agreement), occurs and as a result thereof, Mr. Earyes’ employment is terminated or his duties or authority are substantially diminished or he is removed from the office of Chief Executive Officer, Mr. Earyes may terminate his employment by delivering in writing a “Notice of Termination” to the company and bank within sixty days of the occurrence of the “change in control.” Upon such termination, the company is obligated to pay Mr. Earyes a lump sum equal to and no greater than 2.99 times his Annual Direct Salary. In addition, for a period of three (3) years from the date of termination of employment or until Mr. Earyes secures benefits through other employment, Mr. Earyes shall receive a continuation of health care, life and disability insurance.

HUMAN RESOURCES/COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors of The Fidelity Deposit and Discount Bank governs the bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the bank's shareholders, customers, and the communities served by the bank. To accomplish the strategic goals and objectives of the bank, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the bank's strategic mission.

     The fundamental philosophy of the bank's compensation program is to offer competitive compensation opportunities for all employees, based on the individual's contribution and personal performance. The Human Resources/Compensation Committee, comprised of all the bank directors, administers the bank's compensation program. The committee seeks to establish a fair compensation policy governing executive officers' base salaries and bonuses and to attract and motivate competent, dedicated, and ambitious managers, whose efforts will enhance the products and services of the bank, thereby improving profitability, increasing dividends to our shareholders and, subsequently, raising the market value of our shares.

     The committee reviews and approves annually the top executives' compensation, including the compensation for the chief executive officer and all vice presidents. As a guideline for determining base salaries, the committee uses information composed of a Pennsylvania bank peer group in the R.L. Webber Salary Survey, as well as data collected by the bank from proxy statements and annual reports of Pennsylvania-based banks. The committee used a separate peer group of banks for compensation review purposes from the peer group it used for the performance chart because the R.L. Webber Salary Survey permits the committee to base its review on data collected from a much broader data base than simply the nine institutions in the peer group reflected in the performance graph.

Chief Executive Officer Compensation

     The committee has determined that the Chief Executive Officer's 2001 total compensation of approximately $120,969, including salary, bonuses, and benefits, is appropriate in light of the bank's performance. This determination included a review of the bank's return on assets, return on equity, net income, and asset growth. However, no direct correlation exists between the Chief Executive Officer's compensation and any specific performance criteria, nor does the committee give any weight to specific individual performance criteria

Executive Officers

The committee establishes the compensation of the bank’s executive officers including increases in compensation based on its subjective analysis of the individual’s contribution to the bank’s strategic goals and objectives. In determining whether strategic goals have been achieved, the committee considers, among numerous factors, the bank’s performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets, and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, no direct correlation exists between any specific criterion and an employee’s compensation, nor does the committee attribute any specific weight to any criteria in the analysis. After review of all information, including the above, the committee makes a subjective determination.

     In addition to base salary, executive officers of the bank may participate in the bank's 401(k) plan, which is available to all employees, subject to certain conditions. The committee also awards annual bonuses at the end of the year, at its discretion. In addition to base salary, executive officers of the bank are eligible to receive stock option awards under the company's 2000 Stock Incentive Plan. On January 4, 1999, the bank awarded its officers options to purchase 3,000 shares of common stock at an exercise price of $31.00, and on January 3, 2000, the bank awarded officers options to purchase 3,400 shares of common stock under the plan at an exercise price of $35.13. Under the 2000 Stock Incentive Plan the company awarded officers of the bank options to purchase 2900 shares of common stock at an exercise price of $36.50. The plans' purpose is to advance the development, growth and financial condition of the bank and to align the interests of shareholders with that of management.

     General labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the bank's success influence total compensation opportunities available to the employees of the bank. Individuals are reviewed annually on a calendar year basis. The bank strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the bank believes it can meet its strategic goals and objectives for its constituencies and provide compensation that is fair and meaningful to its employees.

                        The Human Resources/Compensation Committee

         Paul A. Barrett            John T. Cognetti          Mary E. McDonald
         Samuel C. Cali             Patrick J. Dempsey        Michael J. McDonald
         Brian J. Cali              John F. Glinsky, Jr.      Michael F. Marranca
                                    David L. Tressler, Sr.
Human Resources/Compensation Committee Interlocks and Insider Participation

     Mr. Michael F. Marranca, President of the company and bank, is a member of the Board of Directors of the company and bank and of the Human Resources/Compensation Committee. Mr. Marranca neither participates in conducting his own review nor takes part in determining his own compensation.

SHAREHOLDER PERFORMANCE GRAPH

     We present below a graph comparing the yearly dollar change in the cumulative total shareholder return on the bank's common stock against the cumulative total return of the S&P Stock Index, the Mid-Atlantic Custom Peer Group and the 2000 Custom Peer Group Index for the period of 5 fiscal years commencing January 1, 1996, and ending December 31, 2001. The graph shows the cumulative investment return to shareholders, based on the assumption that a $100 investment was made on December 31, 1996, in each of the bank's capital stock, the S&P Stock Index, the Mid-Atlantic Custom Peer Group and the 2000 Custom Peer Group Index. The cumulative total returns on such investments would be $195.86, $166.22, $160.21, and $156.74, respectively. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency that dividends were paid during the applicable years. The shareholder return shown on the graph below is not necessarily indicative of future performance.

PROPOSAL NO. 2:
APPROVAL AND ADOPTION OF
FIDELITY D&D BANCORP, INC. EMPLOYEE STOCK PURCHASE PLAN

     On December 18, 2001, the Board of Directors adopted the Fidelity D&D Bancorp, Inc. 2002 Employee Stock Purchase Plan and reserved 100,000 shares of common stock for issuance under the plan. The plan is subject to the approval of shareholders at the company's annual meeting. The terms and effect of the plan are summarized below. This summary highlights selected information for the 2002 Employee Stock Purchase Plan and may not contain all of the information that is important to an individual shareholder. To understand the plan fully, and for more complete descriptions of the terms of the plan, you are encouraged to read carefully the 2002 Employee Stock Purchase Plan, attached as Appendix "A."

     The purposes of the 2002 Employee Stock Purchase Plan are as follows:

  To provide to employees of Fidelity D&D Bancorp, Inc and its subsidiaries the opportunity to acquire ownership interests in the Company;
  To motivate employees to improve job performance and enhance the financial results of the company.
Term

     The plan is effective as of April 1, 2002, subject to approval by the shareholders, and will continue in effect until the plan participants have purchased the total number of shares reserved for purchase under the plan or the Fidelity Board terminates the plan. The maximum number of shares of common stock that may be issued under the plan is 100,000. However, the company may adjust the number due to stock splits, payments of stock dividends or other changes in the structure of the company's capital.

Eligibility and Offerings

     Any person employed by Fidelity D&D Bancorp, Inc and/or any subsidiary (as defined in Section 424 of the Internal Revenue Code) of Fidelity is eligible to participate in the plan. The initial offering will commence on April 1, 2002 and on January 1 thereafter.

Purchase Price

     The offering price for each share of Fidelity common stock purchased under the plan will be the lower of

  90% of the fair market value of Fidelity's common stock on January 1 (or in the case of the year in which the Fidelity Board adopts the plan, April 1, 2002) or
  90% of the fair market value of Fidelity’s common stock on December 31. Fair market value of a share is calculated by taking the average of the closing or last prices of our common stock, as reported on the OTC Bulletin Board, for ten consecutive trading days immediately preceding the valuation date.

Transferability

     Except as otherwise provided by the Board of Directors or by estate laws, the recipient may not transfer any stock under this plan other than by will or the laws of descent and distribution.

Administration

     The Board of Directors or a committee composed of at least two members of the Board will have the ability to control and manage the operation and administration of the plan.

Amendment

     The Board of Directors has the right to amend, modify or terminate the plan at any time, without notice. Shareholder approval is required for any increase in the total number of shares subject to the plan.

Federal Income Tax Consequences of the Plan

     The plan is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended. No income will be realized for federal income tax purposes by an employee upon the purchase of shares under the plan. However, an employee will be required to pay FICA (Social Security and Medicare) taxes on the excess of the stock's fair market value on the last day of the offering over the offering price at which the shares were purchased.

     If disposition occurs after the end of the required holding period, the gain on the sale of the shares following the end of the required holding period (or their increase in value in the event of death prior to sale) will, under the present provisions of the Code, be taxed as ordinary income to the extent of the lesser of an amount equal to the difference between the fair market value of the shares on the date of the grant and 90% of such value on such date or an amount equal to the difference between the fair market value of the shares at the time of disposition and the amount paid for such shares under the plan. Any additional gain will be treated as long-term capital gain assuming the shares are capital assets in the employee’s hands. If an employee is entitled to long-term capital gain treatment upon a sale of the stock, Fidelity will not be entitled to any deduction for federal income tax purposes with respect to that stock.
Registration under the Securities Act of 1933

     The company intends to register the shares authorized under the plan by filing the appropriate registration statement with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as soon as practicable following the shareholders' approval of the plan.

New Plan Benefits

The initial offering under the plan commences on April 1, 2002. Shares will be issued under the plan on the last day of the offering period, December 31, 2002. If shareholders do not approve the plan, the offering period will lapse and payroll deductions will be refunded to employees.

The following table shows the benefits that would have accrued to eligible persons under the plan had the plan been in effect during 2001 fiscal year, including the dollar value of the options as of March 15, 2002

                                                           New Plan Benefits

             Name and Position (1)                Dollar Value    Number of Units(3)
             ------------------                   -------------   ------------------
                                                     ($)(2)
Michael F. Marranca,                                $2,169.32             562
President and CEO

Executive Group                                     $4,029.84            1,044
(5 persons)

Non-Executive Director Group                            0                  0

Non-Executive Officer Employee Group               $34,817.20            9,020
(129 persons)
  Eligible employees include those individuals employed prior to January 1, 2001 and continuing in their employment on December 31, 2001
  Dollar value is based upon a Fair Market Value of $ 37.38 on January 1, 2001 and a FMV of $37.50 on March 15, 2002.
  Number of units purchased is based on a purchase price of $33.64/share or 90% of the January 1, 2001 Fair Market Value of $37.38/share assuming 100% participation of all eligible employees at the maximum contribution rate of 10% of all eligible salaries.
Proposed Shareholders' Resolution

     The Board of Directors recommends a vote FOR the following resolution which will be presented at the Annual Meeting:

                           "RESOLVED, that the Fidelity D&D Bancorp, Inc. 2002 Employee Stock Purchase Plan, the text of which is provided in its entirety in the Proxy Statement for the 2002 Annual Meeting of Shareholders as Appendix `A', is hereby approved, adopted, ratified and confirmed by the shareholders of the Company."

     The approval and adoption of the plan requires the affirmative vote of at least a majority of all votes cast by the shareholders. Proxies solicited by the Board of Directors will be voted for the resolution unless shareholders specify to the contrary on their proxies.

     The Board of Directors recommends a vote FOR the resolution approving and adopting the Fidelity D&D Bancorp, Inc. 2002 Employee Stock Purchase Plan.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors of the company believes that Parente Randolph, P.C.'s knowledge of the company is highly valuable and has appointed Parente Randolph, P.C., Certified Public Accountants, to audit the financial statements of the company and the bank for the fiscal year ending December 31, 2002. The Board proposes that the shareholders ratify this appointment. Parente Randolph advised the company that none of its members has any financial interest in the company or the bank. Parente Randolph served as the company's independent auditors for the 2001 fiscal year. They also assisted the company with the preparation of their federal and state tax returns and provided assistance in connection with regulatory matters, charging the company for these services at its customary hourly billing rates. The company's Board of Directors approved these non-audit services after due consideration of the auditor's objectivity and after finding them to be wholly independent.

     In the event that the shareholders do not ratify the selection of Parente Randolph as the company's independent auditors for the 2002 fiscal year, the Board of Directors may choose another accounting firm to provide independent audit services for the 2002 fiscal year. Representatives of Parente Randolph will attend the annual meeting to make a statement and answer questions.

     The affirmative vote of the majority of votes cast on this proposal is needed to ratify Parente Randolph as independent auditors for 2002.

     The Board of Directors recommends a vote FOR the ratification of Parente Randolph, P.C., Certified Public Accountants, as the company's independent auditors for its 2002 fiscal year.

LEGAL PROCEEDINGS

     The nature of the company's business generates some litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the company, no legal proceedings are pending, which, if determined adversely to the company or the bank, would materially affect the company's undivided profits or financial condition. No legal proceedings are pending other than ordinary routine litigation incident to the business of the company. In addition, to management's knowledge, no government authorities have initiated or contemplated any material legal actions against the company or the bank.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Any shareholder who, in accordance with the proxy rules of the SEC, wishes to submit a proposal for inclusion in the company's proxy statement for its 2003 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Fidelity D&D Bancorp, Inc. at its principal executive office, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, not later than December 1, 2002.

     In addition, even if a proposal is not submitted by the above deadline for inclusion in the proxy statement, shareholders should submit any proposal after that date, the proxy holders may vote against the proposal at their discretion. However, the deadline for submitting nominations for directors is 60 days prior to the 2003 Annual Meeting. See "Board of Directors and Executive Officers - Nominating Directors" above.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors knows of no matters other than those referred to in the Notice of Annual Meeting of Shareholders that properly may come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the persons named as proxy holders will vote the proxies in what they determine to be the best interest of the company.

ADDITIONAL INFORMATION

     The company encloses a copy of the annual report for the fiscal year ended December 31, 2001, with this proxy statement. In addition, upon request, any shareholder may obtain, without charge, a copy of the company's annual report on Form 10-K for its fiscal year ended December 31, 2001, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission, from Robert P. Farrell, Treasurer, Fidelity D&D Bancorp, Inc., Blakely and Drinker Streets, Dunmore, Pennsylvania 18512 or by calling (570) 342-8281.

APPENDIX "A"

FIDELITY D&D BANCORP INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I--PURPOSE

        The Fidelity D&D Bancorp Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide to employees of Fidelity D&D Bancorp Inc. (the “Company”) and its subsidiaries the opportunity to acquire ownership interests in the Company through a regular investment program. The Company believes that ownership of its Common Stock will motivate employees to improve their job performance, and enhance the financial results of the Company. The Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed so as to extend and limit participation in a manner consistent with the requirements thereof.

ARTICLE II--DEFINITIONS

2.01. BASE PAY

        Base Pay” shall mean an Employee’s basic hourly wage or salary, excluding any bonuses, overtime, or other extra or incentive pay. With respect to any Employee compensated on a commission basis, the Committee shall make a good faith estimate of the Employee’s expected “Base Pay” by taking into account prior-year compensation, excluding any bonuses, overtime, or other extra or incentive pay, and any changes in circumstances for the current year.

2.02. BOARD

        "Board" shall mean the Board of Directors of the Company.

2.03. CODE

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.04. COMMENCEMENT DATE

        Commencement Date” shall mean April 1, 2002 and each January 1 thereafter during which the Plan is in effect.

2.05. COMMITTEE

        "Committee" shall mean the individuals described in Article IX.

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2.06. COMMON STOCK

        "Common Stock" shall mean the Common Stock, no par value, of the Company.

2.07. COMPANY

        "Company" shall mean Fidelity D&D Bancorp Inc., a Pennsylvania company.

2.08. EMPLOYEE

        "Employee" shall mean any person employed by the Company or a Subsidiary Company (as defined in ss. 2.10).

2.09. OFFERING

        "Offering" shall mean an annual offering of Common Stock pursuant to ss. 4.01.

2.10. SUBSIDIARY COMPANY

        "Subsidiary Company" shall mean any present or future company which would be a "subsidiary company" of the Company as that term is defined in section 424 of the Code.

2.11. TERMINATION DATE

        Termination Date” shall mean the December 31 immediately following the Commencement Date of an Offering.

ARTICLE III--ELIGIBILITY AND PARTICIPATION

3.01. INITIAL ELIGIBILITY

        Except as otherwise provided in ss.ss. 3.02 and 9.01, each Employee shall be eligible to participate in Offerings that commence on or after the date he or she becomes an Employee.

3.02. RESTRICTIONS ON PARTICIPATION

        No Employee shall participate in an Offering:

        (a) if, immediately after the Commencement Date, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total

2

combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

        (b) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such options are granted) for each calendar year in which such options are outstanding.

3.03. COMMENCEMENT OF PARTICIPATION

        An Employee may participate in Offerings by completing an authorization for regular payroll deductions on the form provided by the Company and filing it with the Company on or before the date set therefor by the Committee, which date shall be prior to the Commencement Date for an Offering. Payroll deductions for an Employee shall commence on the applicable Commencement Date. Once enrolled, an Employee shall continue to participate in this Plan for each succeeding Offering until the Employee terminates his or her participation as provided in Article VII or ceases to be an Employee. An Employee who desires to change his or her rate of contribution may do so effective as of the beginning of the next Commencement Date for an Offering by completing an authorization and filing it with the Company prior to that Commencement Date.

ARTICLE IV--GRANTING OF OPTIONS

4.01. ANNUAL OFFERINGS

        The Plan shall be implemented by annual offerings of Common Stock beginning on April 1, 2002 and on the 1st day of January in each subsequent year, each Offering terminating on the December 31 immediately following the Commencement Date (the Termination Date).

4.02. NUMBER OF OPTION SHARES

        On the Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a number of shares of Common Stock equal to (i) the aggregate amount of payroll deductions during the Offering elected by the Employee, divided by (ii) the option price determined under ss. 4.03(i).

4.03. OPTION PRICE

        The option price of Common Stock purchased in an Offering shall be the lower of:

  90% of the fair market value of Common Stock on the Commencement Date, or
  90% of the fair market value of Common Stock on the Termination Date.
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Fair market value as of any date shall mean:

  if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the average of the closing or last prices of the Common Stock on the Composite Tape or other comparable reporting system for the 10 consecutive trading days immediately preceding such date;
  if the Common Stock is traded on the over-the-counter market, but sales prices are not regularly reported for the Common Stock for the 10 days referred to in (a) above, and if bid and asked prices for the Common Stock are regularly reported, the average of the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for such 10 days; and
  if the Common Stock is neither listed on a national securities exchange nor traded on the over-the-counter market, such value as the Committee, in good faith, shall determine.

4.04. MAXIMUM SHARES

        The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in ss. 11.02, shall be 100,000 shares. If the total number of shares for which options are exercised on any Offering Termination Date, together with the aggregate number of shares as to which options were exercised on all previous Offering Termination Dates, exceeds the foregoing maximum number of shares, the Company shall make a pro rata allocation of the shares available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance credited to the account of each Employee under ss. 5.02 not used to purchase Common Stock shall be returned to him or her as promptly as possible. Common Stock issued pursuant to the Plan may be either authorized but unissued shares, shares held in the treasury of the Company, shares purchased in the open market, in negotiated transactions or using a combination of these methods.

4.05. EMPLOYEE'S INTEREST IN OPTION STOCK

        The Employee shall have no interest in Common Stock covered by his or her option until the option has been exercised in accordance with the provisions of Article VI.

ARTICLE V--PAYROLL DEDUCTIONS

5.01. AMOUNT OF DEDUCTION

        An Employee’s authorization for payroll deduction shall elect deductions of at least 1% of Base Pay, but not more than 10% of Base Pay, in effect on the Commencement Date of each Offering. No change in the amount of payroll deductions shall be made during a year if the Employee’s rate of Base Pay changes during the year.

5.02. EMPLOYEE'S ACCOUNT

        All payroll deductions made for an Employee shall be credited to his or her account under the Plan. An Employee may not make any separate cash payment into such account except when on leave of absence, and then only as provided in ss. 5.04.

5.03. CHANGES IN PAYROLL DEDUCTIONS

        An Employee may discontinue his or her payroll deductions under the Plan, as provided in Article VII, but may make no other change during an Offering and, specifically, may not alter the amount of his or her payroll deductions for that Offering.

5.04. LEAVE OF ABSENCE

        An Employee on a leave of absence without pay shall have the right to (i) discontinue contributions to the Plan, or (ii) make a cash payment to the Company at the end of each payroll period in the amount of the Employee’s authorized Plan deductions.

ARTICLE VI--EXERCISE OF OPTIONS

6.01. AUTOMATIC EXERCISE

        Unless an Employee gives written notice to the Company as hereinafter provided, his or her option with respect to any Offering shall be exercised automatically on the Termination Date applicable to the Offering, for the number of full and fractional shares of Common Stock subject to his or her option, as determined under ss. 4.02. Any amount in his or her account not used to purchase Common Stock shall be returned to the Employee within a reasonable time after the Termination Date of the Offering.

6.02. BOOK ENTRY ACCOUNTS; DELIVERY OF STOCK

        The Company shall maintain a book entry account, in the name of each Employee who purchased shares of Common Stock under ss. 6.01, to record book entries of the number of full and fractional shares (to 1/1,000 of a share) of Common Stock purchased by an Employee. Statements of shares held in each Employee’s book entry account shall be delivered to each Employee within a reasonable time after the Termination Date of each Offering. Shares credited to an Employee’s book entry account will be held in uncertificated form for a period of one year from the date of purchase, except as provided in ss.ss. 6.04 and 7.03. Thereafter, Employees may obtain stock certificates for those shares that have been held for one year in their respective book entry accounts upon submitting a written request to the Committee.

6.03. REGISTRATION OF STOCK

        Common Stock to be delivered to an Employee under the Plan shall be registered in the name of the Employee, or, if the Employee so directs by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the Employee and one other person, as may be designated by the Employee, as joint tenants with rights of survivorship or as tenants by the entirety, to the extent permitted by applicable law.

6.04. TRANSFERABILITY OF STOCK

        Common Stock issued pursuant to the Plan shall not be transferable, other than to the Employee’s estate or by bequest or inheritance, incident to the Employee’s divorce, or due to the Employee’s immediate and heavy financial need, for two years after the date of the granting of the option and one year after the transfer of stock.

        Stock certificates representing those shares that have been held in an Employee’s book entry account for less than one year from the date of purchase will be issued to an Employee due to an immediate and heavy financial need of the Employee if the Employee has incurred (or is about to incur) any of the following financial obligations:

  Expenses incurred or necessary for medical care described in Code section 213(d) for the Employee, his or her spouse, children or other dependents;
  Costs directly related to the purchase of the principal residence for the Employee(excluding mortgage payments);
  Payment of tuition, related educational fees, and room and board expenses, for the next twelve (12) months of post-secondary education for the Employee, his or her spouse, children or other dependents; or
  Payments necessary to prevent the eviction of the Employee from his or her principal residence or foreclosure on the mortgage of his or her principal residence.

        A financial hardship request for stock certificates must be submitted to the Committee, in writing. The Employee making the application shall have the burden of presenting to the Committee evidence that he or she has an immediate and heavy financial need and that the issuance of stock certificates and subsequent sale of those shares of Common Stock is necessary to satisfy that financial need. Action upon any such application shall be taken by the Committee in its absolute discretion.

6.05. WITHHOLDING

        The Company shall have the right to withhold from an Employee’s compensation amounts sufficient to satisfy all federal, state and local tax withholding requirements, and shall have the right to require the Employee to remit to the Company any additional amounts necessary to satisfy such requirements.

ARTICLE VII--WITHDRAWAL

7.01. IN GENERAL

        An Employee may withdraw the full amount credited to his or her account under the Plan at any time by giving written notice to the Company. The balance credited to the Employee’s account shall be paid to him or her promptly after receipt of the notice of withdrawal, and no further deductions shall be made from his or her pay during such Offering.

7.02. EFFECT ON SUBSEQUENT PARTICIPATION

       An Employee’s withdrawal from any Offering shall not have any effect upon his or her eligibility to participate in any succeeding Offering by filing with the Company a new authorization for payroll deduction.

7.03. TERMINATION OF EMPLOYMENT

       Upon termination of an Employee’s employment for any reason, including retirement (but excluding death while in the employ of the Company), the amount credited to his or her account shall be returned to him or her or, in the case of death subsequent to the termination of his or her employment, to the person or persons entitled thereto under ss. 11.08. Certificates for the number of full shares of Common Stock allocated to a terminated Employee’s book entry account shall be issued to him or her as promptly as practicable after his or her termination date, with any fractional shares paid in cash.

7.04. TERMINATION OF EMPLOYMENT DUE TO DEATH

       Upon termination of an Employee’s employment because of his or her death, his or her beneficiary (as defined in ss. 11.08) shall have the right to elect, by written notice given to the Company prior to the Offering Termination Date, either:

  to withdraw the amount credited to the Employee's account under the Plan, or to exercise his or her option on the Termination Date next following the date of the Employee’s death for the number of full and fractional shares of Common Stock which the Employee’s payroll deductions prior to death will purchase at the applicable option price, but not more than the number of shares subject to the Employee’s option determined under ss. 4.02, with any amount in the account not used to purchase Common Stock returned to the beneficiary.

       In the event that no timely written notice of election shall be received by the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (ii), to exercise the Employee’s option.

ARTICLE VIII--INTEREST

8.01. PAYMENT OF INTEREST

       No interest shall be paid or allowed on any money paid into the Plan or credited to the account of any Employee; provided, however, that interest shall be paid on any and all money which is distributed to an Employee or his or her beneficiary pursuant to the provisions of ss.ss. 7.01, 7.03 and 7.04. Such distributions shall bear simple interest during the period from the date of withholding to the date of return at the regular passbook savings account rate per annum in effect at The Fidelity Deposit and Discount Bank, Dunmore, Pennsylvania. Where the amount returned represents an excess amount in an Employee’s account after account has been applied to the purchase of Common Stock under ss. 6.01, the Employee’s withholding account shall be deemed to have been applied first toward purchase of Common Stock under the Plan, so that interest shall be paid on the last withholdings during the period which results in the excess amount.

ARTICLE IX--ADMINISTRATION

9.01. APPOINTMENT OF COMMITTEE

       The Board shall appoint the Employee Stock Incentive Committee to administer the Plan, which shall consist of no fewer than two members of the Board. No members of the Committee shall be eligible to purchase Common Stock under the Plan. If at any time no Committee is in existence, the Board shall have the authority and responsibility to carry out the duties of the Committee under the Plan.

9.02. AUTHORITY OF COMMITTEE

       Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on the foregoing matters shall be conclusive.

9.03. RULES GOVERNING THE COMMITTEE

       The Board may from, time to time, appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it deems advisable, and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

ARTICLE X--INDEMNIFICATION OF COMMITTEE

10.01. INDEMNIFICATION OF COMMITTEE

       In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

ARTICLE XI--MISCELLANEOUS

11.01. TRANSFERABILITY

       Neither payroll deductions credited to an Employee’s account nor any rights with regard to the exercise of an option or to receive Common Stock or a return of payroll deductions under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way other than by the laws of descent and distribution, nor shall be subject to execution, attachment or similar process. Any such attempted voluntary or involuntary disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with ss. 7.01. During an Employee’s lifetime, options granted to the Employee shall be exercisable only by the Employee.

11.02. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

       If, while any options under the Plan are outstanding, the outstanding shares of Common Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company, or of another company, through reorganization, recapitalization, reclassification, merger, consolidation, spin-off, stock dividend (either in shares of the Company’s Common Stock or of another class of the Company’s stock), stock split, or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the exercise price applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings shall also be proportionately adjusted.

11.03. AMENDMENT AND TERMINATION

       The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, (i) increase the maximum number of shares that may be issued under the Plan (except pursuant to ss. 11.02); or (ii) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan or permit the members of the Committee or non-employee directors to purchase Common Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Common Stock, adversely affect the rights of such Employee under the option as to payroll deductions previously credited to the Employee’s account. The Plan shall not be amended more than once every 6 months, other than to comport with changes in the Code or the rules thereunder.

11.04. USE OF FUNDS

       All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate the payroll deductions.

11.05. EFFECTIVE DATE

       The Plan shall become effective as of April 1, 2002, subject to approval by the holders of a majority of the Common Stock present and represented at a special or annual meeting of the shareholders held within 12 months after the Plan is adopted by the Board. If the Plan is not so approved, the Plan shall not become effective, and all account balances under the Plan shall be distributed promptly to the contributing Employees.

11.06. NO EMPLOYMENT RIGHTS

       The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

11.07. GOVERNING LAW

       The laws of the State of Pennsylvania, without regard to conflicts of laws principles, shall govern all matters relating to this Plan except to the extent they are superseded by federal law.

11.08. DESIGNATION OF BENEFICIARY

       An Employee may file a written designation of a beneficiary who is to receive an Common Stock and/or cash credited to the Employee under this Plan in the event of the Employee’s death prior to the delivery to him or her of the Common Stock and/or cash. The designation of beneficiary may be changed by the Employee at any time by written notice to the Treasurer of the Company. Upon the death of an Employee and upon receipt of the Company of proof of identity and existence at the Employee’s death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver the Common Stock and/or cash to such beneficiary. In the event of the death of an Employee and in the absence of a beneficiary validly designated under the Plan, who is living at the time of such Employee’s death, the Company shall deliver the Common Stock and/or cash to the executor or administrator of the estate of the Employee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver the Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Employee, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate. No designated beneficiary shall, prior to the death of the Employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the Employee under this Plan.

FIDELITY D & D BANCORP, INC.

PROXY

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

       The undersigned hereby constitutes and appoints Brian J. Cali, Patrick J. Dempsey and Michael F. Marranca and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Fidelity D & D Bancorp, Inc. that the undersigned shareholder may be entitled to vote at the Annual Meeting of Shareholders to be held at the main office of Fidelity D & D Bancorp, Inc., Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, on Tuesday, May 7, 2002, at 3:00 p.m. Eastern Daylight Time, and at any adjournment or postponement of the meeting as follows:

1.       ELECTION OF THREE CLASS B DIRECTORS TO SERVE FOR A THREE-YEAR TERM:

         Samuel C. Cali                              David L. Tressler, Sr.
         Mary E. McDonald

        [    ]   FOR all nominees                   [    ]   WITHHOLD AUTHORITY
                 listed above (except                        to vote for all nominees
                 as marked to the contrary below)*           listed above

        The Board of Directors recommends a vote FOR these nominees.

        *Instruction:  To withhold authority to vote for any individual nominee(s), write that nominee's name(s) on the space provided below:

____________________________________________________________________________________________________________________________________

2.       PROPOSAL TO APPROVE AND ADOPT THE FIDELITY D & D BANCORP, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN:

        [    ]  FOR                [    ]  AGAINST           [    ] ABSTAIN

        The Board of Directors recommends a vote FOR this proposal.

____________________________________________________________________________________________________________________________________

3.      RATIFICATION OF THE SELECTION OF PARENTE RANDOLPH, P.C., CERTIFIED PUBLIC ACCOUNTANTS, AS THE INDEPENDENT AUDITORS FOR THE
        YEAR ENDING DECEMBER 31, 2002:

        [    ]  FOR                [    ]  AGAINST           [    ] ABSTAIN

        The Board of Directors recommends a vote FOR this proposal.

____________________________________________________________________________________________________________________________________

4.      In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDERS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 1, 2 AND 3.

Dated: __________________, 2002                              ______________________________
                                                             Signature

                                                             Print name:___________________

Dated: __________________, 2002                              ______________________________
                                                             Signature

                                                             Print name:___________________

Number of Shares Held of Record
on March 15, 2002:

This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

If stock is held jointly, each owner should sign.